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                                                                    EXHIBIT 10.2

                       MUTUAL WAIVER AND RELEASE OF CLAIMS

      THIS MUTUAL WAIVER AND RELEASE OF CLAIMS AGREEMENT (hereinafter, the "Agreement"), effective as of December 1, 2004, is entered into in the County of Maricopa, State of Arizona, by and between Kona Grill, Inc., a Delaware corporation (the "Company") and Chandler (the "Executive").

                                    RECITALS

      1. Executive has extensive experience in the restaurant business over the last thirty years, has operated four different concepts in nine states and three countries, and was employed by Company as an Officer and as a member of the board of directors of the Company (a "Director").

      2. Company and Executive have entered into a Confidential Agreement attached hereto at Exhibit A (the "Confidential Agreement").

      3.    Executive has resigned as a Director as attached on Exhibit B.

      3. The parties hereto have mutually agreed that it is in their respective best interests to terminate any and all employment and corporate relationships between them and bring any and all claims which may arise therefrom to an amicable resolution.

      WHEREFORE, in consideration of the mutual covenants and conditions contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    COVENANTS

                                       I.

      By execution of this Agreement, Executive hereby acknowledges that he has resigned from his positions as an employee of Company and as a Director, subject to the following terms and conditions contained herein:

      (a) In consideration for executing this Agreement, and being bound by all of its covenants and obligations, Executive shall receive the following consideration and other good and valuable consideration paid to it by the Company, the receipt of which is hereby acknowledged: (i) in exchange for releasing the Company from any and all claims arising out of the Executive's service as a member of the board of directors, the Company shall release Executive from any and all claims arising therefrom; and (ii) in exchange for the non-competition sections of this Agreement and for the other obligations and releases arising from Executive's service as an officer of the Company, the Company shall grant Executive an option to purchase 48,560 shares of Common stock of the Company at $1.20 per share (the "Option"), which Option shall vest as of the date above, subject to the provisions of this Agreement. Executive hereby agrees to not to exercise or sell, and the Company agrees to not process the exercise of any Option or transfer any shares obtained by or through the Option to any third party for a period of 2 years following the date of this Agreement;

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      (b)   Executive shall promptly return all corporate paper and property in his possession.

      (c) Executive hereby declares that all voting agreements relating to his stock and/or position as a director or officer of the Company are hereby terminated. Executive hereby constitutes and appoints the Company and its successors and assigns as its true and lawful attorneys in fact in connection with the termination of any and all voting agreements, with full power of substitution, in the name and stead of the Executive, to terminate and end any and all voting agreements outstanding.

                                       II.

      Both parties agree not to disparage or impugn the business reputation of the other.

                                      III.

      (a) In consideration of the mutual covenants contained herein, Executive, for himself and, as applicable, his respective agents, attorneys, successors, and assigns, hereby fully, forever, irrevocably, and unconditionally releases the Company, including any parent, subsidiary, related and affiliate entities, any predecessors, successors, and assigns and the current and past officers, directors, shareholders, agents, and employees of each and all of the foregoing from any and all claims, charges, complaints, liabilities, and obligations of any nature whatsoever, which he may have, whether now known or unknown, and whether asserted or unasserted, arising from any event or omission occurring from the beginning of time to the date of execution of this Agreement. This release includes, without limitations:

                  (i) all rights or claims arising out of Executive's employment with Company and/or the termination of that employment, including any and all claims arising out of or which could arise out of the employment relationship between Executive and Company and the termination of that employment, including but not limited to: (a) any and all claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, Section 1981 of the Civil Rights Act of 1866, the Employee Retirement Income Security Act (ERISA), the Equal Pay Act, applicable whistleblower laws, the Arizona Civil Rights Act, the Arizona Employment Protection Act, and any other applicable state and local civil rights laws, Arizona wage payment laws and any and all similar laws in other states; and (b) any contract, express or implied, tort, statute or any other provision or theory of law or equity.

                  (ii) all rights or claims arising out of Executive's service as a Director and/or the termination of that service;

                  (iii) all claims arising under any state or federal statute, or any common law cause of action, including claims for breach of any express or implied contract, wrongful discharge, tort, civil rights, age discrimination, personal injury or any claims for attorneys' fees or other costs, and

                  (iv) all rights or claims arising out of any existing agreements between Executive and the Company;

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      (b) Executive represents he has fully disclosed all liabilities and contracts executed by him on behalf of the Company. Based upon such representation, Company releases Executive and his heirs, successors or assigns from all claims of any nature whatsoever whether known or unknown relating to his employment or service as a Director.

      (b) Neither party is releasing the other from any obligation under this Agreement.

                                       IV.

      Executive covenants and agrees to fully indemnify and defend Company and to hold it harmless of and from any and all claims, demands or causes of action which may be brought, threatened or pending against it by reason of any actions of Executive after the date hereof. Company covenants and agrees to fully indemnify and defend Executive and to hold him harmless of and from any and all claims, demands or causes of action to the same extent that Company currently indemnifies its officers and directors, which may be brought, threatened or pending against it by reason of any actions of Company or any of its officers or directors occurring up to the date hereof.

                                       V.

      Executive covenants and agrees to be fully bound by the following terms and conditions:

      (a) That, while employed by Company, he has had access to trade secrets and confidential information of Company, including, but not limited to, introductions to customers, leads to potential customers, opportunities to meet and develop relationships with customers, knowledge of Company's production methods and technologies, and knowledge of Company's competitive strategies and marketing information, including customer lists and pricing information and strategies. Executive understands and agrees such information is deemed a trade secret and confidential information. Executive shall not disclose it to any subsequent Company or third party at any time. In addition, Executive hereby agrees:

      (b) that he shall not disclose or use any confidential information of the Company;

      (c) that he shall not solicit current employees for a period of ninety
(90) days after the date hereof;

      (d) that for a period of 2 years following the date of this Agreement, he shall not own more than 5% or serve as a principal, consultant or employee to any entity or business which would directly or indirectly engage in any activities relating to a restaurant business similar in concept to Kona Grill, including a sushi bar operation, which compete within a radius of 20 miles to any restaurants owned or operated by the Company or any of its affiliates, whether such products or services are offered by the Company as of the date hereof or at any time in the future (provided such products or services were offered by the Company during the term of Executive's employment), within the geographic area consisting of the United States of America;

      (e) that if he breaches this Paragraph V of the Agreement, Executive agrees that the any vested Option shall immediately cancel and any shares of the Company resulting from the

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Option shall immediately be returned to the Company and the Company shall be entitled to all remedies available at law or in equity, including injunctive relief. Executive specifically acknowledges that money damages would be inadequate where a breach of this Paragraph V is a continuing one and the applicable restrictive time period described herein is unexpired.

      (f) That if any provision of this Paragraph V is, or becomes, unenforceable, the remaining provisions shall nonetheless remain in full force and effect, and Executive further agrees that if any provision of this Paragraph V is found to be over broad or unduly restrictive, the court so finding is authorized to modify the provision in question to the extent necessary to make it valid and enforceable.

                                       VI.

      It is expressly understood and agreed that the Company, by the undersigned, has full authority and power to enter into this Agreement, and that this Agreement shall be deemed drafted equally by all parties hereto and that the language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and any presumption or other principle that the language herein is to be construed against any party shall not apply.

                                      VII.

      Executive, by his execution of this Agreement, avows that the following statements are true:

      (a) That he has been given the opportunity to read this entire Agreement and has had all questions regarding its meaning and content answered to his satisfaction.

      (b) That he has been advised of his right to seek independent legal advice and counsel of his own choosing regarding this Agreement.

      (c) That he fully understands the content of this Agreement.

      (d) That this Agreement is given in return for valuable consideration, as provided under the terms of this Agreement.

      (e) That he enters into this Agreement knowingly and voluntarily in exchange for the promises made in this Agreement and that no other representations or promises have been made to him to induce or influence his execution of this Agreement.

                                      VIII.

      This Agreement contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of those parties and the executors, administrators, personal representatives, estates, heirs, successors and assigns of each. No provision of this Agreement shall be amended, waived, or modified except by an instrument in writing signed by the parties hereto.

                                       IX.

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      This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise by the laws of the State of Arizona, and no action involving this Agreement may be brought except in the Superior Court of the State of Arizona or in the United States District Court for the District of Arizona. The parties hereto further consent to the jurisdiction of the Superior Court of Arizona with respect to any claim arising under this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable for any reason whatsoever, the remaining provisions of the Agreement shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

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      IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officer, and Executive has hereunto signed this Agreement as of the day first above written.

                                    Company:

                                    Kona Grill, Inc. a Delaware corporation

                                         /s/ Mark S. Robinow
                                    By:  ______________________________________

                                         CFO
                                    Its: ______________________________________

Executive:

/s/ Chandler
________________________
Chandler

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